                                                                    EXHIBIT 10.4

                                                                    CONFIDENTIAL










                                  MYOGEN, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT







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                                                                    CONFIDENTIAL

                                  MYOGEN, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of December ___, 1999, by and among MYOGEN, INC., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which person and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser"), including future Purchasers as described in Section 7.16 below.

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of eight hundred three thousand six hundred five (803,605) shares of its Series B Preferred Stock (the "Shares") to Purchasers as set forth in the agreement(s) by and between the Company and the Purchasers set forth opposite each Purchaser's name on Exhibit A hereto (each, a "Patent Agreement") and collectively, the "Patent Agreements"). All terms not otherwise defined herein shall have the meanings assigned to them in the Patent Agreements;

         WHEREAS, Purchasers desire to grant rights to the Company pursuant to the Patent Agreements, partly in consideration for the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue the Shares to Purchasers on the terms and conditions set forth herein, as further inducement to the Purchasers to enter into the Patent Agreements;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE.

            1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the issuance to Purchasers of the Shares and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation, in the form attached hereto as Exhibit B (the "Restated Charter").

            1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, including those set forth in Section 7.16, at the Closing (as hereinafter defined) the Company hereby agrees to issue to each Purchaser, and each Purchaser agrees to enter into the respective Patent Agreement in exchange for the Shares.



                                       1.
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                                                                    CONFIDENTIAL

         2. CLOSING, DELIVERY AND PAYMENT.

            2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, CO 80302 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date"), including as set forth in Section 7.16.

            2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be issued at the Closing to such Purchaser, contingent upon the execution by the Company and the Purchaser of the respective Patent Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to Purchasers as of the date of this Agreement as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

            3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of Twenty-Seven Million (27,000,000) shares of Common Stock, Four Million Three Hundred Seventy Two Thousand Two Hundred Forty-Five (4,372,245) shares of which are issued and outstanding and Two Million Two Hundred Eighty Thousand (2,280,000) shares of which are reserved for future issuance to employees, of which One Million One Hundred Thousand Five Hundred Thirty-Five (1,100,535) shares are subject to options or purchase rights which have been issued to the Company's employees, consultants and other service providers and One Million One Hundred Seventy-Nine Thousand Four Hundred Sixty-Five Thousand (1,179,465) are reserved for options which have not been granted as of the date hereof and Twenty Million (20,000,000) shares of Preferred Stock, Six Million Seventy-Three Thousand (6,073,000) of which are designated Series A Preferred Stock, Six Million Thirty-Five Thousand (6,035,000) shares of which are issued and outstanding, Eight Hundred Ten Thousand (810,000) of which are designated Series B Preferred Stock, none of which are issued and outstanding, Thirteen Million One Hundred Thousand (13,100,000) of which are designated Series C Preferred Stock, Six Million Five Hundred Forty Five Thousand Four Hundred Fifty Five (6,545,455) shares of which are issued and outstanding. There are no outstanding options, warrants, rights (including conversion or preemptive rights and




                                       2.
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                                                                    CONFIDENTIAL


rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

            3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and
(c) to the extent that the enforceability of the indemnification provisions in paragraph 5 of Exhibit C hereto may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

            Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

            4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of paragraph 5 of Exhibit A hereto may be limited by applicable laws.

            4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:



                                       3.
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                                                                    CONFIDENTIAL


                (A) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                (B) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                (C) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                (D) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (E) COMPANY INFORMATION. Purchaser has received and read sufficient information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                (F) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                (G) RESIDENCE. The office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the signature page hereto.



                                       4.
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                                                                    CONFIDENTIAL

         5. OTHER MATTERS

            5.1 REGISTRATION RIGHTS. Purchaser shall have the Registration Rights set forth in Exhibit C hereto with respect to the Shares and the Conversion Shares.

            5.2 BASIC FINANCIAL INFORMATION AND REPORTING.

                (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                (B) So long as each Purchaser (with its affiliates) shall own shares of Registrable Securities (as defined in Exhibit C hereto), as soon as practicable after the end of each fiscal year of the company, and in any event within ninety (90) days thereafter, the Company will furnish each Purchaser a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors, and a Company-prepared comparison to the Company's operating plan for such year.

                (C) So long as each Purchaser (with its affiliates) shall own shares of Registrable Securities, the Company will furnish such Purchaser, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may no have been made.

                (D) So long as each Purchaser (with its affiliates) shall own shares of Registrable Securities, the Company will furnish such Purchaser (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.



                                       5.
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                                                                    CONFIDENTIAL


            5.3 INSPECTION RIGHTS. Each Purchaser shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 5.3 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

            5.4 CONFIDENTIALITY OF RECORDS. Each Purchaser agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as Purchaser uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Purchaser may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Purchaser for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 5.4.

            5.5 RIGHT OF FIRST REFUSAL. No Purchaser shall not sell, assign, pledge, or in any manner transfer any of the Shares or Conversion Shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the following requirements:

                (A) If a Purchaser desires to sell or otherwise transfer any of the Shares or Conversion Shares, then such Purchaser shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of the Shares or Conversion Shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

                (B) For thirty (30) days following receipt of such notice, the Company shall have the option to purchase all of the Shares or Conversion Shares, or any portion thereof, specified in the notice at the price and upon the terms set forth in such notice. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the Shares or Conversion Shares, and that is not otherwise exempted from the provisions of this Section 5.5, the price shall be deemed to be the fair market value of the Shares or Conversion Shares at such time as determined in good faith by the Board of Directors. In the event the Company elects to purchase all of the Shares or Conversion Shares, or any portion thereof, it shall give written notice to the Purchaser of its election and settlement for said shares shall be made as provided below in Section 5.5(d).

                (C) The Company may assign its rights hereunder.

                (D) In the event the Company and/or its assignee(s) elect to acquire any of the Shares or Conversion Shares as specified in Purchaser's notice, the Secretary of the Company shall so notify Purchaser and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives Purchaser's notice; provided that if the terms of payment set forth in Purchaser's notice were other than cash against delivery, the



                                       6.
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                                                                    CONFIDENTIAL

Company and/or its assignee(s) shall pay for said Shares or Conversion Shares on the same terms and conditions set forth in Purchaser's notice.

                (E) In the event the Company and/or its assignees(s) do not elect to acquire all of the Shares or Conversion Shares, or any portion thereof, specified in Purchaser's notice, Purchaser may, within the sixty-day period following the expiration of the option rights granted to the Company and/or its assignees(s) herein, transfer the Shares or Conversion Shares specified in Purchaser's notice which were not acquired by the Company and/or its assignees(s) as specified in Purchaser's notice. All Shares or Conversion Shares so sold by Purchaser shall continue to be subject to the provisions of this section in the same manner as before said transfer.

                (F) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section 5.5:

                    (I) Purchaser's transfer of any or all of the Shares or Conversion Shares to the Company or to any other stockholder of the Company.

                    (II) Purchaser's transfer of any or all of the Shares or Conversion Shares to a person who, at the time of such transfer, is an officer or director of the Company.

            In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this section, and there shall be no further transfer of such stock except in accord with this section.

                (G) The provisions of this Section 5.5 may be waived with respect to any transfer by the Company, upon duly authorized action of its Board of Directors.

                (H) Any sale or transfer, or purported sale or transfer, of the Shares or Conversion Shares shall be null and void unless the terms, conditions, and provisions of this Section 5.5 are strictly observed and followed.

                (I) The foregoing right of first refusal shall terminate upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

            5.6 TERMINATION OF PATENT AGREEMENT. Each Purchaser and each Inventor agree that they will return to the Company any Shares or Conversion Shares held by them and they will hold no other equity position in the Company, without payment of additional consideration by the Company, if the respective Patent Agreement for which it transferred rights to the Company in exchange for the Shares is terminated for any reason, other than as set forth in Section 8.1 of the Patent Agreement with the University of Texas System.

            5.7 TRANSFER OF SHARES TO INVENTOR. Notwithstanding anything herein to the contrary, Purchasers shall be permitted to transfer a portion of the Shares to Inventor pursuant to the Patent Agreement with the University of Texas System, provided, however, that for such




                                       7.
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                                                                    CONFIDENTIAL

transfer to be valid Inventor must execute a signature page to this Agreement, and agree to be bound by all provisions of this Agreement.

            5.8 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Purchaser (other than those included in a registration pursuant to paragraph 1 of Exhibit C hereto) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         6. CONDITIONS TO CLOSING.

            6.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                (A) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                (B) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

                (C) FILING OF RESTATED CHARTER. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

                (D) CORPORATE DOCUMENTS. The Company shall have delivered to each Purchaser or its counsel, copies of all corporate documents of the Company as such Purchaser shall reasonably request.

                (E) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

                (F) PATENT AGREEMENT. The Company and Purchaser shall have entered into the respective Patent Agreement indicated on Exhibit A.

                (G) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all



                                       8.
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                                                                    CONFIDENTIAL


documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                (A) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties in Section 4 made by each Purchaser shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                (B) PERFORMANCE OF OBLIGATIONS. Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before the Closing.

                (C) FILING OF RESTATED CHARTER. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

                (D) PATENT AGREEMENT. The Company and each Purchaser shall have entered into the respective Patent Agreement indicated on Exhibit A.

                (E) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Patent Agreement (except for such as may be properly obtained subsequent to the Closing).

         7. MISCELLANEOUS.

            7.1 GOVERNING LAW. Except for sections 7.10 and 7.14, this Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

            7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchasers and the closing of the transactions contemplated hereby for a period of one (1) year following the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.



                                       9.
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                                                                    CONFIDENTIAL


            7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Patent Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            7.6 AMENDMENT AND WAIVER.

                (A) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                (B) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

            7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or under the Restated Charter or any waiver on such party's part of any provisions or conditions of the Agreement or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the signature hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.



                                      10.
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                                                                    CONFIDENTIAL


            7.9 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

            7.10 ATTORNEYS' FEES. Subject to the statutory authority of the Texas Attorney General, in the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            7.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            7.13 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.14 being untrue.

            7.14 CONFIDENTIALITY. Subject to the Texas Public Information Act, each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Patent Agreement, discussions or negotiations relating to this Agreement or the Patent Agreement, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 7.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

            7.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

            7.16 SUBSEQUENT SALES OF SHARES. Notwithstanding any other provision set forth herein, the parties hereto acknowledge and agree that each Patent Agreement indicated on Exhibit A hereto may not be executed on the date hereof and that the Company may sell the respective Shares to the Purchasers indicated on Exhibit A in the amounts indicated upon execution of the relevant Patent Agreement after the date hereof, without any further action other than the execution of additional signature pages hereto. For purposes of this Agreement, each date of the sale of Shares hereunder shall be a "Closing." The sales of any Shares pursuant to the the




                                      11.

                                                                    CONFIDENTIAL


same terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 5 hereof. Any Shares sold pursuant to this Section 7.16 shall be deemed to be "Shares" for all purposes under this Agreement, any party which acquires such shares shall be deemed a "Purchaser" for all purposes under this Agreement, and the Patent Agreements listed on Exhibit A hereto shall be a condition of closing such sale.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]









                                      12.

                                                                    CONFIDENTIAL


         IN WITNESS WHEREOF, the parties hereto have executed the SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                      PURCHASER:

MYOGEN, INC.                                  UNIVERSITY OF TEXAS SYSTEM


By: /s/ J. William Freytag                    By: /s/ Ray Farabee
   -------------------------------               -------------------------------
    President                                     Ray Farabee
    J. William Freytag                        Title: Vice Chancellor and
                                                     General Counsel
                                                    ----------------------------

Address:                                      Address: 201 West 7th Street
                                                       Austin, Texas 78701

                                              THE UNIVERSITY OF NORTH TEXAS
                                              HEALTH SCIENCE CENTER AT FORTH
                                              WORTH

                                              By: /s/ Benjamin L. Cohen, DO
                                                 -------------------------------

                                              Name: Benjamin L Cohen, DO
                                                   -----------------------------

                                              Title:   Act. Pres & Exec Dean
                                                    ----------------------------


                                              MANTEX BIOTECH INC.

                                              By: /s/ Albert D. Friesen
                                                 -------------------------------

                                              Name: Albert D. Friesen
                                                   -----------------------------

                                              Title: President
                                                    ----------------------------

                                              The University of North Texas
                                              Health Science Center at Fort
                                              Worth


                                              By: /s/ Steven L. Russell
                                                 -------------------------------

                                              Name: Steven L. Russell
                                                   -----------------------------

                                              Title: Vice President for Fiscal
                                                     Affairs
                                                    ----------------------------



                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                                                    CONFIDENTIAL

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS



----------------------------------------------------------------------------------------------------------------------
                 NAME                              NUMBER OF SHARES                      PATENT AGREEMENT(S)
----------------------------------------------------------------------------------------------------------------------
University of Texas System                              482,163                 Patent and Technology Agreement
                                                                                between University of Texas System
                                                                                and the Company ("UT Agreement")
----------------------------------------------------------------------------------------------------------------------
University of Texas System                              28,929                  Assignment and Exchange Agreement
                                                                                between ManTex Biotech Inc., its
                                                                                shareholders and the Company
                                                                                ("ManTex Agreement")
----------------------------------------------------------------------------------------------------------------------
The University of North Texas Health                    19,287                  ManTex Agreement
Science Center at Forth Worth
----------------------------------------------------------------------------------------------------------------------
The University of North Texas Health                    120,541                 Sponsored Research Program with
Science Center at Forth Worth                                                   UNTHSC and the Company
----------------------------------------------------------------------------------------------------------------------
ManTex Biotech Inc.                                     152,685                 ManTex Agreement
----------------------------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

                                   EXHIBIT B


                     RESTATED CERTIFICATE OF INCORPORATION

                            [INTENTIONALLY OMITTED]

                                                                    CONFIDENTIAL

                                    EXHIBIT C

                               REGISTRATION RIGHTS

1. PIGGYBACK REGISTRATIONS. The Company shall notify the Purchaser in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to the Initial Public Offering (as defined in paragraph 3 of this Exhibit C), employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford the Purchaser an opportunity to include in such registration statement all or part of the Conversion Shares (the "Registrable Securities"). If the Purchaser desires to include in any such registration statement all or any part of the Registrable Securities held by it, Purchaser shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the number of shares of Registrable Securities that Purchaser wishes to include in such registration statement. If Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

   (a) UNDERWRITING. If the registration statement under which the Company gives notice under this paragraph 1 is for an underwritten offering, the Company shall so advise Purchaser. In such event, the right of Purchaser to be included in a registration pursuant to paragraph 1 shall be conditioned upon Purchaser's participation in such underwriting and the inclusion of Purchaser's Registrable Securities in the underwriting to the extent provided herein. Purchaser shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders (as defined in the Company's Second Amended and Restated Investor
Rights Agreement, dated as of November 23, 1999), if any, seeking registration on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to Purchaser. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of securities of the selling Holders included in the registration be reduced unless such registration does not include shares of any other selling stockholders, including the Purchaser. If in the sole judgement of the underwriter the inclusion of any Registrable Securities held by the Purchaser in a Registration would adversely affect the offering, the Company and the underwriter may exclude all shares of Registrable Securities held by Purchaser requested to be included in such registration.

   (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under paragraph 1 prior to the effectiveness of such registration whether or not Purchaser has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with paragraph 2 hereof.

2. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to paragraph 1 shall be borne proportionately by Purchaser and the Company. For the purposes of this paragraph 2, "Registration Expenses" shall mean all expenses incurred by the Company in complying with paragraph 1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company,

                                                                    CONFIDENTIAL


blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). All underwriting discounts and selling commissions applicable to the sale incurred in connection with any registrations of Registrable Securities hereunder, shall be borne by Purchaser, including expenses of any special counsel retained by Purchaser in connection with the registration.

3. TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under paragraph 1 shall terminate and be of no further force and effect three (3) years after the effective date of the Company's first firm commitment underwritten public offering of its Common Stock pursuant to an effective registration under the Securities Act (the "Initial Public Offering"). In addition, Purchaser's registration rights shall expire if (i) the Company has completed its Initial Public Offering and is subject to the provisions of the Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) all Registrable Securities held by and issuable to Purchaser may be sold under Rule 144 during any ninety (90) day period.

4. PRIORITY OF REGISTRATION RIGHTS. The registration rights of Purchaser shall be subordinate to those registration rights granted to the Holders under the Company's Amended and Restated Investor Rights Agreement.

5. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement:

   (a) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, the partners, officers, directors, and legal counsel of Purchaser, any underwriter (as defined in the Securities Act of 1933, as amended (the "Securities Act")) for Purchaser and each person, if any, who controls Purchaser or such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse Purchaser or each such partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Purchaser or such partner, officer, director, underwriter or controlling person of Purchaser.

   (b) To the extent permitted by law, Purchaser will, if Registrable Securities held by Purchaser are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel

                                                                    CONFIDENTIAL


and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any Holder selling securities under such registration statement or any of such Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or such Holder, or partner, director, officer or controlling person of such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Purchaser under an instrument duly executed by Purchaser and stated to be specifically for use in connection with such registration; and Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this paragraph 5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this paragraph exceed the net proceeds from the offering received by Purchaser.

   (c) Promptly after receipt by an indemnified party under this paragraph 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph 5 only to the extent so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph 5.

   (d) If the indemnification provided for in this paragraph 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Purchaser hereunder exceed the net proceeds from the offering received by Purchaser.

                                                                    CONFIDENTIAL


   (e) The obligations of the Company and Purchaser under this paragraph 5 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release from all liability in respect to such claim or litigation.

   (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with any of the foregoing provisions, the provisions in the underwriting agreement shall control.